Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Neonode Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Per Bystedt, the Chief Executive Officer of the Company, and David W. Brunton, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: May 12, 2010

/s/ Per Bystedt	/s/ David W. Brunton
Per Bystedt	David W. Brunton
Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference to any filing of Neonode Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.